EXHIBIT 2.1
                                                                     -----------







                           RECAPITALIZATION AGREEMENT

                                   dated as of

                                 April 24, 2001

                                     between

                            SPRINGS INDUSTRIES, INC.

                                       and

                      HEARTLAND SPRINGS INVESTMENT COMPANY

                                TABLE OF CONTENTS


                                                                        Page
                                                                        ----

                                    ARTICLE 1

                                   DEFINITIONS

SECTION 1.01.    DEFINITIONS...............................................2

                                    ARTICLE 2

                                   THE MERGER

SECTION 2.01.    THE AMENDMENT; THE MERGER.................................9
SECTION 2.02.    THE CLOSING; EFFECTIVE TIME...............................9
SECTION 2.03.    EFFECT OF THE MERGER......................................9
SECTION 2.04.    EFFECT OF THE MERGER ON CAPITAL STOCK....................10
SECTION 2.05.    TREATMENT OF MANAGEMENT INCENTIVE PLANS..................10
SECTION 2.06.    SURRENDER OF SHARES......................................13
SECTION 2.07.    LOST, STOLEN OR DESTROYED CERTIFICATES...................15
SECTION 2.08.    DISTRIBUTIONS............................................16
SECTION 2.09.    ADJUSTMENTS TO PREVENT DILUTION..........................16
SECTION 2.10.    DISSENTERS' RIGHTS.......................................16
SECTION 2.11.    FURTHER ACTION...........................................16

                                    ARTICLE 3

                            THE SURVIVING CORPORATION

SECTION 3.01.    ARTICLES OF INCORPORATION; BY-LAWS.......................17
SECTION 3.02.    DIRECTORS AND OFFICERS...................................17

                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

SECTION 4.01.    CORPORATE EXISTENCE AND POWER............................18
SECTION 4.02.    CORPORATE AUTHORIZATION..................................18
SECTION 4.03.    OPINION OF FINANCIAL ADVISOR.............................19
SECTION 4.04.    ANTITAKEOVER STATUTES....................................19
SECTION 4.05.    GOVERNMENTAL AUTHORIZATION...............................19
SECTION 4.06.    FINDERS' FEES............................................20

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                                                                        Page
                                                                        ----

SECTION 4.07.    NON-CONTRAVENTION........................................20
SECTION 4.08.    CAPITALIZATION...........................................20
SECTION 4.09.    SUBSIDIARIES; EQUITY INVESTMENTS.........................21
SECTION 4.10.    SEC FILINGS..............................................22
SECTION 4.11.    FINANCIAL STATEMENTS.....................................22
SECTION 4.12.    ABSENCE OF CERTAIN CHANGES...............................23
SECTION 4.13.    NO UNDISCLOSED MATERIAL LIABILITIES......................24
SECTION 4.14.    COMPLIANCE WITH LAWS AND COURT ORDERS....................24
SECTION 4.15.    LITIGATION...............................................24
SECTION 4.16.    TAXES....................................................25
SECTION 4.17.    EMPLOYEE BENEFIT PLANS...................................25
SECTION 4.18.    ENVIRONMENTAL MATTERS....................................28
SECTION 4.19.    DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES.......28

                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY

SECTION 5.01.    CORPORATE EXISTENCE AND POWER............................29
SECTION 5.02.    CORPORATE AUTHORIZATION..................................29
SECTION 5.03.    GOVERNMENTAL AUTHORIZATION...............................29
SECTION 5.04.    NON-CONTRAVENTION........................................30
SECTION 5.05.    CAPITALIZATION...........................................30
SECTION 5.06.    FINDERS' FEES............................................31
SECTION 5.07.    FINANCING................................................31
SECTION 5.08.    LITIGATION...............................................31

                                    ARTICLE 6

                            COVENANTS OF THE COMPANY

SECTION 6.01.    CONDUCT OF THE COMPANY...................................32
SECTION 6.02.    ACCESS TO INFORMATION....................................33
SECTION 6.03.    NO SOLICITATION..........................................33
SECTION 6.04.    STATE TAKEOVER LAWS......................................34
SECTION 6.05.    REPORTS..................................................34
SECTION 6.06.    CONFIDENTIALITY AGREEMENT................................35

                                                                        Page
                                                                        ----

                                    ARTICLE 7

                         COVENANTS OF MERGER SUBSIDIARY

SECTION 7.01.    DIRECTOR AND OFFICER LIABILITY...........................35
SECTION 7.02.    FINANCING ARRANGEMENTS...................................36
SECTION 7.03.    EMPLOYEE BENEFIT PLANS...................................36

                                    ARTICLE 8

                 COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY

SECTION 8.01.    REASONABLE BEST EFFORTS..................................37
SECTION 8.02.    DISCLOSURE DOCUMENTS; CERTAIN FILINGS....................37
SECTION 8.03.    PUBLIC ANNOUNCEMENTS.....................................39
SECTION 8.04.    NOTICES OF CERTAIN EVENTS................................39
SECTION 8.05.    CONFIDENTIALITY..........................................39
SECTION 8.06.    SOLVENCY LETTER..........................................40

                                    ARTICLE 9

                            CONDITIONS TO THE MERGER

SECTION 9.01.    CONDITIONS TO THE OBLIGATIONS OF EACH PARTY..............40
SECTION 9.02.    CONDITIONS TO THE OBLIGATIONS OF MERGER SUBSIDIARY.......41
SECTION 9.03.    CONDITIONS TO THE OBLIGATIONS OF THE COMPANY.............42

                                   ARTICLE 10

                                   TERMINATION

SECTION 10.01.   TERMINATION..............................................43
SECTION 10.02.   EFFECT OF TERMINATION....................................44

                                   ARTICLE 11

                                  MISCELLANEOUS

SECTION 11.01.   NOTICES..................................................44
SECTION 11.02.   SURVIVAL OF REPRESENTATIONS AND WARRANTIES...............46
SECTION 11.03.   AMENDMENTS; NO WAIVERS...................................46
SECTION 11.04.   EXPENSES.................................................47

                                                                        Page
                                                                        ----

SECTION 11.05.   SUCCESSORS AND ASSIGNS...................................47
SECTION 11.06.   GOVERNING LAW............................................47
SECTION 11.07.   JURISDICTION.............................................48
SECTION 11.08.   WAIVER OF JURY TRIAL.....................................48
SECTION 11.09.   COUNTERPARTS; EFFECTIVENESS..............................48
SECTION 11.10.   ENTIRE AGREEMENT.........................................48
SECTION 11.11.   CAPTIONS.................................................48
SECTION 11.12.   SEVERABILITY.............................................48
SECTION 11.13.   SPECIFIC PERFORMANCE.....................................49


EXHIBITS
--------

Exhibit A   -     Shareholders Agreement
Exhibit B   -     Form of Articles of Amendment
Exhibit C   -     Form of Articles of Merger


SCHEDULES
---------

Schedule A  -     Knowledge of the Company

                           RECAPITALIZATION AGREEMENT


            RECAPITALIZATION AGREEMENT (the "AGREEMENT") dated as of April 24, 2001 between Springs Industries, Inc., a South Carolina corporation (the "COMPANY"), and Heartland Springs Investment Company, a South Carolina corporation ("MERGER SUBSIDIARY").

                              W I T N E S S E T H :

            WHEREAS, the shareholders of Merger Subsidiary seek to acquire an interest in the Company through a transaction to be accounted for as a recapitalization under generally accepted accounting principles ("GAAP"); and

            WHEREAS, the Company wishes to amend its Articles of Incorporation (as defined herein) in order to render the Company not subject to the restrictions on "business combinations" contained in Sections 35-2-201 through 35-2-226 of the South Carolina Code (the "SCC"); and

            WHEREAS, the Special Committee (as defined herein) of the board of directors of the Company (the "BOARD OF DIRECTORS") has (i) determined that the Amendment (as defined herein) and this Agreement are advisable, fair to and in the best interests of the holders (the "COMPANY SHAREHOLDERS") of the Company's capital stock (other than the Continuing Shareholders (as defined herein)), (ii) recommended that the Board of Directors adopt the Amendment and this Agreement, and (iii) recommended that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement; and

            WHEREAS, the Board of Directors (including a majority of the Continuing Directors (as defined herein) for the purpose of rendering the provisions of Article 7(a) of the Articles of Incorporation not applicable to the Merger (as defined herein)), subsequent to the recommendation of the Special Committee, has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) adopted the Amendment and this Agreement, and (iii) resolved to recommend that the Company Shareholders approve the Amendment and this Agreement; and

            WHEREAS, as an inducement to the parties to enter into this Agreement, the Family Shareholders (as defined herein) have entered into a Shareholders Agreement with Merger Subsidiary in substantially the form attached hereto as Exhibit A (the "SHAREHOLDERS AGREEMENT"), in which, among other things, (i) the Family Shareholders have agreed to vote their Shares in favor of approval of the Amendment and this Agreement and (ii) the Company is named a beneficiary of, with the right to enforce, Sections 3.1, 3.2(c), 3.3, 10.1, 10.4, 10.5(b) and 10.6 of the Shareholders Agreement; and

            WHEREAS, the recapitalization will involve a merger (the "MERGER") in which Merger Subsidiary will merge with and into the Company, with the shares of capital stock of the Company (other than the Continuing Shareholder Shares (as defined herein)) being converted into the right to receive the Cash Merger Consideration (as defined herein), subject to certain exceptions described in this Agreement, and the Continuing Shareholder Shares not being converted and remaining outstanding; and

            WHEREAS, the board of directors of Merger Subsidiary has (i) determined that this Agreement is advisable, fair to and in the best interests of the shareholders of Merger Subsidiary, (ii) adopted this Agreement, and (iii) recommended that the shareholders of Merger Subsidiary approve this Agreement; and

            WHEREAS, the shareholders of Merger Subsidiary have approved this Agreement;

            NOW, THEREFORE, in consideration of the foregoing and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the parties hereto hereby agree as follows:


                                    ARTICLE 1

                                   DEFINITIONS


            SECTION 1.01. DEFINITIONS. (a) The following terms, as used herein, have the following meanings:

            "ACQUISITION PROPOSAL" means any offer or proposal for, or any indication of interest in, (i) any acquisition or purchase of more than 50% of the consolidated assets of the Company and its Subsidiaries, (ii) any acquisition or purchase of an equity interest in the Company representing in excess of 50% of the Class A Shares or any tender offer or exchange offer for the Class A Shares as a result of which the offeror would hold such an equity interest in the Company or (iii) any merger, consolidation, business combination, sale of substantially all assets, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute more than 50% of the consolidated assets of the Company and its Subsidiaries, in each case other than the transactions contemplated by this Agreement.

            "AFFILIATE" means, with respect to any Person, any other Person that directly or indirectly controls, is controlled by, or is under common control with such Person. As used in this definition, "control" (including, with correlative meanings, "controlled by" and "under common control with") shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise).

            "AMENDMENT" means an amendment to the Articles of Incorporation rendering the Company not subject to Sections 35-2-201 through 35-2-226 of the SCC, substantially in the form attached hereto as Exhibit B.

            "ANTITRUST LAWS" means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal, state and foreign statutes, rules, regulations, orders, decrees, administrative and judicial doctrines and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

            "ARTICLES OF INCORPORATION" means the Company's amended and restated articles of incorporation, restated as of April 18, 1994.

            "BENEFIT PLAN" means any Plan, other than a Multiemployer Plan or a Foreign Plan, maintained or contributed to by the Company or any Subsidiary thereof, or any predecessor of the Company or any Subsidiary thereof, or with respect to which the Company or any Subsidiary is a party, under which any employee, former employee, director or former director of the Company or any Subsidiary thereof, or any beneficiary thereof, is covered, is eligible for coverage or has benefit rights in respect of service to the Company or any Subsidiary thereof and any other Plan with respect to which the Company or any Subsidiary currently has or could incur liability.

            "BUSINESS DAY" means a day other than Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by law to close.

            "CLASS A SHARE" means a share of Class A common stock, par value $.25 per share, of the Company.

            "CLASS B SHARE" means a share of Class B common stock, par value $.25 per share, of the Company.

            "CODE" means the Internal Revenue Code of 1986, as amended.

            "CO-INVESTORS" has the meaning given in the Shareholders Agreement.

            "COMPANY BALANCE SHEET" means the consolidated balance sheet of the Company as of December 30, 2000 and the footnotes thereto set forth in the Company 10-K.

            "COMPANY BALANCE SHEET DATE" means December 30, 2000.

            "COMPANY RESTRICTED STOCK PLAN" means each Incentive Stock Plan under which restricted stock has been issued or granted to any employee or director of the Company or any of its Subsidiaries.

            "CONTINUING DIRECTORS" means the Continuing Directors as defined in
Article 7 of the Company's Articles of Incorporation.

            "CONTINUING SHAREHOLDERS" means, collectively, (i) the Family Shareholders, (ii) each Management Shareholder who elects prior to the Effective Time not to have Shares converted into the right to receive the Cash Merger Consideration, (iii) Heartland, (iv) the Heartland Entities and (v) any Co-Investor.

            "CREDIT AGREEMENTS" means the $225,000,000 Credit Agreement dated as of December 17, 1997, as amended, the $125,000,000 Credit Agreement dated as of August 12, 1996, as amended, and the $100,000,000 Credit Agreement dated as of March 31, 1995, as amended, each among the Company, the Banks listed therein and Wachovia Bank, N.A., as Agent.

            "ENVIRONMENTAL LAWS" means the common law and any federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or governmental restriction or requirement, in each case as currently in effect, relating to pollution or protection of the environment (including, without limitation, ambient air, indoor air, surface water, groundwater, land surface, subsurface strata, and natural resources).

            "ENVIRONMENTAL PERMITS" means all permits, licenses, franchises, certificates, approvals and other similar authorizations of governmental authorities relating to or required by Environmental Laws and affecting, or relating to, the business of the Company or any Subsidiary as currently conducted.

            "ERISA" means the Employee Retirement Income Security Act of 1974.

            "ERISA AFFILIATE" of any entity means any other Person that, together with such Person, would be treated as a single employer under Section 414 of the Code.

            "FACILITIES" means the "Facilities" as defined in the Commitment Letter or any replacement, refinancing, extension, amendment or restatement of the Facilities.

            "FAMILY SHAREHOLDERS" has the meaning given in the Shareholders Agreement.

            "GOVERNMENTAL AUTHORITY" means any federal, state or local government or any court, administrative agency or commission or other governmental or regulatory agency, authority or official, whether domestic, foreign or supranational.

            "HEARTLAND" means Heartland Industrial Partners, L.P., a Delaware limited partnership.

            "HEARTLAND ENTITIES" has the meaning given in the Shareholders Agreement.

            "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

            "INCENTIVE STOCK PLANS" means the Restricted Stock Plan, the 1999 Incentive Stock Plan, the 1991 Incentive Stock Plan, as amended, the 1991 Restricted Stock Plan for Outside Directors and the Deferred Unit Stock Plan, as amended effective November 11, 1996.

            "KNOWLEDGE" of (A) the Company means the actual knowledge of any of the senior officers of the Company listed on Schedule A attached hereto and (B) Merger Subsidiary means the actual knowledge of any of the directors and officers of Merger Subsidiary.

            "LIEN" means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such property or asset.

            "MANAGEMENT SHAREHOLDERS" means the persons listed on a schedule to be delivered to the Company by Merger Subsidiary in accordance with the provisions of Section 2.05(a), as such schedule may be amended from time to time by Merger Subsidiary prior to the Effective Time.

            "MATERIAL ADVERSE EFFECT" means, with respect to an entity, a material adverse effect on the condition (financial or otherwise), business or results of operations of the entity and its Subsidiaries, taken as a whole; provided that any such effect resulting from (x) changes in circumstances or conditions affecting textile and nontextile home furnishing product manufacturing companies in general, and not specifically relating to such entity and its Subsidiaries, (y) changes in United States or global economy or financial market conditions, or (z) changes in GAAP, shall not be considered a Material Adverse Effect.

            "MULTIEMPLOYER PLAN" means a multiemployer plan within the meaning of Section 4001(a)(3) of ERISA with respect to which the Company has an obligation to contribute or has or could have withdrawal liability under Section 4201 of ERISA.

            "1934 ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

            "1933 ACT" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

            "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Section 4002 of ERISA, or any successor thereto.

            "PERSON" means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority.

            "PLAN" means any bonus, incentive compensation, deferred compensation, pension, profit sharing, retirement, stock purchase, stock option, stock ownership, stock appreciation rights, phantom stock, leave of absence, layoff, vacation, day or dependent care, legal services, cafeteria, life, health, accident, disability, material severance, material separation, other employee benefit, employment, material consulting or change of control agreement, plan, practice, policy or arrangement of any kind, whether written or oral, or whether for the benefit of a single individual or more than one individual, including, without limitation, any "employee benefit plan" within the meaning of Section 3(3) of ERISA (whether or not subject thereto).

            "SCBCA" means the South Carolina Business Corporation Act of 1988.

            "SEC" means the Securities and Exchange Commission.

            "SHARES" means the outstanding Class A Shares and the Class B Shares of the Company.


            "SIGNIFICANT SUBSIDIARY" means, with respect to any Person, a Subsidiary that would constitute a "significant subsidiary" of such Person within the meaning of Rule 1-02 (w) of Regulation S-X under the 1934 Act.

            "SPECIAL COMMITTEE" means the Special Committee of the Board of Directors formed by the Board of Directors on February 22, 2001, among other things, to evaluate the Transactions.

            "SUBSIDIARY" means, with respect to any Person, any corporation, partnership, association, limited liability company or other organization, whether incorporated or unincorporated, of which the stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions with respect to such corporation, partnership, association, limited liability company or other organization are at any time directly or indirectly owned or controlled by such Person or by any one or more of its Subsidiaries, or by such Person and one or more of its Subsidiaries.

            "THIRD PARTY" means any Person as defined in Section 13(d) of the 1934 Act, other than Merger Subsidiary, Heartland, any of Heartland's Affiliates or any Continuing Shareholder.

            "TRANSACTIONS" means the Amendment, this Agreement and the consummation of the Merger and other transactions contemplated by this Agreement.

            Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder.

            (b) Each of the following terms is defined in the Section set forth opposite such term:

           TERM                                        SECTION

           Agreement...............................   Recitals
           Amendment Effective Time................    2.01
           Appraiser...............................    8.06
           Appreciation Right......................    2.05
           Articles of Merger......................    2.02
           Bank....................................    5.07
           Board of Directors......................   Recitals
           Cash Merger Consideration...............    2.04
           Cash-Out Election.......................    2.05
           Cash-Out Payment........................    2.05
           Certificate.............................    2.06
           Closing.................................    2.02
           Closing Date............................    2.02
           Commitment Letter.......................    5.07
           Company.................................   Recitals
           Company Proxy Statement.................    8.02
           Company Representatives.................    6.02
           Company SEC Documents...................    4.10
           Company Securities......................    4.08
           Company Shareholders....................   Recitals
           Company Shareholders Meeting............    8.02
           Company Subsidiary Securities...........    4.09
           Company 10-K............................    4.10
           Confidentiality Agreement...............    6.02
           Continuing Shareholder Share............    2.04
           Converted Share.........................    2.04
           Dissenting Shareholders.................    2.04
           DOJ.....................................    8.01

           TERM                                        SECTION

           Effective Time..........................    2.02
           Employees...............................    7.03
           End Date................................   10.01
           Equity Commitment Letter................    5.07
           Exchange Agent..........................    2.06
           Exchange Fund...........................    2.06
           Financing Agreements....................    7.02
           Foreign Plan............................    4.17
           FTC.....................................    8.01
           GAAP....................................   Recitals
           Indemnified Person......................    7.01
           In-the-Money Options....................    2.05
           IRS.....................................    4.16
           Liabilities.............................    4.13
           Management Equity Schedule..............    2.05
           Merger..................................   Recitals
           Merger Subsidiary.......................   Recitals
           Merger Subsidiary Common Shares.........    2.04
           Merger Subsidiary Representatives.......    6.02
           Option..................................    2.05
           Other Equity Awards.....................    2.05
           Out-of-the-Money Options................    2.05
           Preferred Stock.........................    4.08
           Required Amount.........................    5.07
           Rollover Election.......................    2.05
           SCC.....................................   Recitals
           Schedule 13E-3..........................    8.02
           Shareholders Agreement..................   Recitals
           Solvency Letter.........................    8.06
           Surviving Corporation...................    2.01
           Tax Return..............................    4.16
           Taxes...................................    4.16
           Taxing Authority........................    4.16

                                    ARTICLE 2

                                   THE MERGER


            SECTION 2.01. THE AMENDMENT; THE MERGER. Prior to the Effective Time (as defined below), and subject to and upon the terms and conditions of this Agreement and the SCBCA, the Company shall duly file with the Secretary of State of the State of South Carolina the articles of amendment giving effect to the Amendment (the time of such filing, the "AMENDMENT EFFECTIVE TIME"). Promptly following the Amendment Effective Time and at the Effective Time, and subject to and upon the terms and conditions of this Agreement and the SCBCA, Merger Subsidiary shall be merged with and into the Company, the separate existence of Merger Subsidiary shall cease, and the Company shall continue as the surviving corporation under the name "Springs Industries, Inc." (hereinafter sometimes referred to as the "SURVIVING Corporation").

            SECTION 2.02. THE CLOSING; EFFECTIVE TIME. (a) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10.01, the closing of the Merger (the "CLOSING") shall take place at (i) 10:00 a.m., New York City time, at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, as promptly as practicable (but no later than the second Business Day) following the date on which the last to be satisfied or waived of the conditions set forth in Article 9 hereof (other than those conditions relating to the filing and effectiveness of the articles of amendment giving effect to the Amendment and other than those other conditions that by their nature cannot be satisfied until the Closing Date, but subject to the satisfaction or, where permitted, waiver of all such conditions) shall be satisfied or waived in accordance with this Agreement or (ii) such other place, time and/or date as the Company and Merger Subsidiary shall agree (the date of the Closing, the "CLOSING DATE").

            (b) Immediately following the Closing, the parties hereto shall file articles of merger (the "ARTICLES OF MERGER"), substantially in the form of Exhibit C attached hereto, together with any required related certificates, with the Secretary of State of the State of South Carolina, in such form as is required by, and executed in accordance with the relevant provisions of, the SCBCA and make all other filings or recordings required by the SCBCA. The Merger shall become effective at the time the Articles of Merger are duly filed with the Secretary of State of the State of South Carolina or at such later time as the parties shall agree and as shall be specified in the Articles of Merger (the date and time the Merger becomes effective being the "EFFECTIVE TIME").

            SECTION 2.03. EFFECT OF THE MERGER. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Articles of Merger and the applicable provisions of the SCBCA, including Section 33-11-106 thereof.

            SECTION 2.04. EFFECT OF THE MERGER ON CAPITAL STOCK. At the Effective Time, by virtue of the Merger and without any action on the part of the Company, Merger Subsidiary or their respective shareholders:

            (a) TREATMENT OF SHARES. Each Share issued and outstanding immediately prior to the Effective Time (other than (i) Class B Shares that are owned by shareholders ("DISSENTING SHAREHOLDERS") who have the right to and who exercise dissenters' rights pursuant to Sections 33-13-102 and 33-13-210(a) of the SCBCA with respect to such Class B Shares, and (ii) Continuing Shareholder Shares) (a "CONVERTED SHARE") shall, by virtue of the Merger, be converted into the right to receive from the Surviving Corporation cash in an amount equal to $46.00 (the "CASH MERGER CONSIDERATION"). Each such Converted Share shall no longer be outstanding, shall automatically be canceled and retired, and each registered or beneficial owner of a Converted Share shall cease to have any rights with respect thereto, except the right to receive the Cash Merger Consideration applicable thereto and any distribution or dividend pursuant to
Section 2.08, upon surrender of a certificate representing such Shares in accordance with Section 2.06 hereof or an affidavit in accordance with Section
2.07 hereof. Each Share held by (A) a Family Shareholder immediately prior to the Effective Time, (B) a Management Shareholder immediately prior to the Effective Time with respect to which such Management Shareholder elects prior to the Effective Time not to have converted into the right to receive the Cash Merger Consideration, (C) Heartland immediately prior to the Effective Time, (D) any Heartland Entity immediately prior to the Effective Time and (E) any Co-Investor immediately prior to the Effective Time (each of (A) through (E), a "CONTINUING SHAREHOLDER SHARE") shall not be converted and shall not be otherwise affected by the Merger and shall remain outstanding as one Class A Share or Class B Share, as the case may be.

            (b) TREATMENT OF CAPITAL STOCK OF MERGER SUBSIDIARY. Each share of common stock, no par value per share, of Merger Subsidiary ("MERGER SUBSIDIARY COMMON SHARES") issued and outstanding immediately prior to the Effective Time shall by virtue of the Merger, be converted into one duly authorized, validly issued, fully paid and non-assessable Class A Share.

            (c) SHARES OWNED BY THE COMPANY. At the Effective Time, no cash or other consideration shall be delivered or deliverable in exchange for any Share that is owned by the Company or any direct or indirect Subsidiary of the Company and not held on behalf of any other Person.

            SECTION 2.05.     TREATMENT OF MANAGEMENT INCENTIVE PLANS.

            (a) DELIVERY OF MANAGEMENT EQUITY SCHEDULE AND ELECTIONS. To provide certain Employees with the opportunity to elect whether or not to have a continuing equity interest in the Surviving Corporation, Merger Subsidiary will use its reasonable best efforts to deliver a schedule (the "MANAGEMENT EQUITY SCHEDULE") on or prior to the 30th day following the date of this Agreement, but in any event no later than the mailing date for the Company Proxy Statement, which will include the following information: (1) the name of each employee of the Company and its Subsidiaries to be given an option to have such employee's Shares not be converted and remain outstanding following the Merger, each such employee to be treated as a Management Shareholder for purposes of this Agreement; (2) all material terms of any elections that will be offered to employees and former employees of the Company and its Subsidiaries (including but not limited to the Management Shareholders) to defer cash payments which would otherwise be made in connection with the consummation of the Transactions, including the applicable expiration dates for the exercise of such elections; and (3) all material terms applicable to the options, restricted shares and other equity-based incentive awards that employees and former employees will be entitled to elect to receive in substitution for options, restricted shares, performance units and other equity-based awards held by an employee or former employee prior to the Effective Time, as more fully provided below. Merger Subsidiary will be deemed to represent, by virtue of delivering the Management Equity Schedule to the Company, that such Management Equity Schedule has been agreed to by the Chief Executive Officer of the Company and Merger Subsidiary. Merger Subsidiary has received the commitment of the Chief Executive Officer of the Company that she will use her reasonable best efforts to cooperate with and assist Merger Subsidiary in delivering the Management Equity Schedule pursuant to this Section 2.05(a). Upon delivery of the Management Equity Schedule to the Company pursuant to this Section 2.05(a), the Management Equity Schedule will form a part of this Agreement as if such Management Equity Schedule had been a schedule to this Agreement as of the date hereof.

            (b)  STOCK OPTIONS.

            (i) ELECTIONS WITH RESPECT TO OPTIONS. All holders of options (each, an "OPTION") with an exercise price per Class A Share below the Cash Merger Consideration ("IN-THE-MONEY OPTIONS") will be given an option to make a cash-out election as described in subclause (ii) of this Section 2.05(b) (a "CASH-OUT ELECTION") or a rollover election as described in subclause (iii) of this Section 2.05(b) (a "ROLLOVER ELECTION"). In the event that a holder of an In-the-Money Option fails to make such an election on or before the deadline established by the Company for the election, such holder shall be deemed to have made (A) a Rollover Election, if the holder is a Management Shareholder, and (B) a Cash-Out Election, if the holder is not a Management Shareholder.

           (ii) CASH-OUT OF OPTIONS. Any In-the-Money Option with respect to which a Cash-Out Election is made or deemed made shall be converted at the Effective Time into the right to receive from the Surviving Corporation (subject to any applicable withholding taxes) an amount equal to the product of (A) the excess of the Cash Merger Consideration over the exercise price per Class A Share of such In-the-Money-Option times (B) the number of Class A Shares subject to such In-the-Money-Option

      (the "CASH-OUT PAYMENT"), and such In-the-Money-Option shall be canceled at the Effective Time. The Cash-Out Payment shall be due, and paid at (or as soon as practicable following) the Effective Time, unless the holder of the option in question has previously elected to defer such payment in accordance with procedures set forth in the Management Equity Schedule.

          (iii) ROLLOVER OF OPTIONS. Any In-the-Money Option with respect to which a Rollover Election is made or deemed made and each option with an exercise price per Class A Share that exceeds the Cash Merger Consideration (an "OUT-OF-THE-MONEY OPTION") shall be converted at the Effective Time into a new option providing for the right to acquire the same number of Class A Shares subject to such Option prior to conversion and shall be on such terms and conditions as are specified in the Management Equity Schedule or otherwise determined pursuant to the terms of the Rollover Election. Any such new option held by a Management Shareholder shall vest and be fully exercisable immediately following the Effective Time. Such new option shall also include an Appreciation Right unless it was converted from an In-the-Money Option held by a person who is not a Management Shareholder. An "APPRECIATION RIGHT" means the right to receive upon exercise of such new option, in lieu of Class A Shares, a cash payment from the Surviving Corporation (subject to any applicable withholding taxes) equal to the product of (I) the excess of the fair market value (to be determined based on a reasonable methodology to be developed by the Company, with the consent of Merger Subsidiary) of a Class A Share at the time of exercise over the exercise price per Class A Share of such new option times (II) the number of Class A Shares as to which such new option is exercised, subject to such other terms and conditions as may be provided in the Management Equity Schedule.

            (c) RESTRICTED STOCK. Immediately prior to the Effective Time, the restrictions on each Class A Share not held by a Family Shareholder which is subject to a restricted stock award pursuant to any of the Company Restricted Stock Plans as to which the restrictions have not lapsed shall lapse and such Class A Shares shall be treated as provided in Section 2.04(a) of this Agreement.

            (d) PERFORMANCE UNITS. With respect to all outstanding performance unit award agreements, the performance cycle (as defined in such agreements) shall be deemed to have terminated 10 Business Days prior to the Effective Time. The determination of the Company's performance for the applicable performance cycle shall be made by the Management Compensation and Organization Committee of the Company's Board of Directors prior to the Effective Time and any cash amounts payable with respect to such performance unit awards shall be paid as soon as practicable thereafter. Class A Shares payable following the Effective Time with respect to any such performance unit awards shall be paid in accordance with the terms and conditions set forth in the Management Equity Schedule.

            (e) OTHER EQUITY-BASED AWARDS. The Company shall take all steps reasonably necessary or appropriate so that, as of the Effective Time, all other outstanding equity-based awards held by current and former employees and directors, including all deferred stock awards, stock credits and other stock equivalents (collectively, "OTHER EQUITY AWARDS"), are converted into cash-based awards and paid on a deferred basis in accordance with the terms of such Other Equity Awards. The Company may also, after consultation with Merger Subsidiary, allow each of the holders of Other Equity Awards to elect whether and on what basis to modify the distribution schedule for his or her payments.

            (f) Notwithstanding any other provision of this Agreement, if Merger Subsidiary and the Chief Executive Officer of the Company determine that it would be desirable, and would not result in any significant negative tax impact on the affected employees, to provide for an extension of (i) the deadline for any employee or group of employees to make the Cash-Out Elections and Rollover Elections, and/or any deferral or other elections permitted by this Section 2.05, and/or (ii) the deadline for delivering the Management Equity Schedule to provide for the identification of the Management Shareholders, then they may agree to extend any such deadline, with respect to any employee or group of employees, until not later than the Effective Time. If any such deadline is extended, then the references in the above provisions of this Section 2.05 to the Effective Time (other than the first sentence of Section 2.05(b)(iii) and the first sentence of Section 2.05(d)) shall be deemed, to the extent appropriate, to refer to the last day of such extension. To the extent such extension results in the delay of any cash payment that would otherwise have been made at the Effective Time until the expiration of the extended deadline (as opposed to a deferral beyond the end of the extended deadline under a deferred compensation plan or arrangement), such cash payment shall be made with interest at an annual rate to be determined by the Company after consultation with Merger Subsidiary, from the Effective Time through the date of actual payment.

            SECTION 2.06. SURRENDER OF SHARES. (a) Prior to the Effective Time, Merger Subsidiary shall appoint a bank or trust company which is reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") for the benefit of the holders of Converted Shares for the payment of the Cash Merger Consideration. All of the fees and expenses of the Exchange Agent shall be borne by the Surviving Corporation. The Surviving Corporation will serve in the capacity of exchange agent with respect to the Merger Subsidiary Common Shares and will, at the Effective Time, upon receipt of the stock certificates for the Merger Subsidiary Common Shares duly endorsed and in form for transfer with accompanying stock powers duly executed in blank, exchange such stock certificates for new stock certificates representing Class A Shares in accordance with Section 2.04(b).

            (b) At or prior to the Effective Time, Merger Subsidiary will deposit or will cause to be deposited with the Exchange Agent cash in an amount equal to the aggregate Cash Merger Consideration (in an amount equal to the number of Converted Shares multiplied by the Cash Merger Consideration), together with the aggregate amount of dividends or other distributions payable with respect thereto pursuant to Section 2.08 hereof, in immediately available funds (the "EXCHANGE FUND"). The Exchange Agent shall invest the funds as directed by the Surviving Corporation on a daily basis; provided that substantially all such investments shall be in obligations of or guaranteed by the United States of America, in commercial paper obligations receiving the highest rating from either Moody's Investors Services, Inc. or Standard & Poor's Corporation, or in certificates of deposit, bank repurchase agreements or banker's acceptances of commercial banks with capital exceeding $1,000,000,000. Any interest and other income resulting from such investments shall be paid to the Surviving Corporation.

            (c) Promptly following the Effective Time, the Surviving Corporation shall instruct the Exchange Agent to mail, no later than three Business Days after the Effective Time, to each holder of record at the Effective Time of Converted Shares at such holder's address of record (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the certificates formerly representing Converted Shares ("CERTIFICATES") shall pass, only upon delivery of Certificates (or affidavits pursuant to Section 2.07 hereof) to the Exchange Agent and shall be in such form and have such other provisions as the Company and Merger Subsidiary may reasonably agree) and (ii) instructions for effecting the delivery for surrender of the Certificates (or delivery of such affidavits) in exchange for the Cash Merger Consideration and any unpaid dividends and other distributions. The Exchange Agent shall accept Certificates (or such affidavits) upon compliance with such reasonable terms and conditions as the Exchange Agent may impose to effect an orderly exchange thereof in accordance with normal exchange practices. Each holder of a Certificate may thereafter deliver such Certificate to the Exchange Agent, as agent for such holder, to effect the surrender of such Certificate on such holder's behalf for a period ending six months after the Effective Time. Upon the due surrender of such Certificate, the Surviving Corporation shall cause the Exchange Agent to pay, within three Business Days after the Exchange Agent is in receipt of such Certificate, to the holder of such Certificate in exchange therefor the Cash Merger Consideration multiplied by the number of Converted Shares represented by such Certificate that has been so surrendered and any unpaid dividends and other distributions in accordance with Section
2.08. Following the Effective Time and until so surrendered, any Certificate or other evidence of beneficial ownership of Shares shall represent solely the right to receive the Cash Merger Consideration and any unpaid dividends and other distributions in accordance with Section 2.08.

            (d) If any payment in respect of Converted Shares under this Section
2.06 is to be made to a Person other than the Person in whose name such Shares are registered, it shall be a condition to such payment that any surrendered Certificate relating thereto shall be properly endorsed or shall be otherwise in proper form for transfer and that the Person requesting such payment shall have paid any transfer and other taxes required by reason of such payment in a name other than that of the registered holder of the Certificate or instrument surrendered or shall have established to the satisfaction of the Exchange Agent, or after the date specified in paragraph (g) below, the Surviving Corporation, that such tax either has been paid or is not payable.

            (e) In the event that, after the Effective Time, Certificates or affidavits pursuant to Section 2.07 hereof or other evidence of transfer is presented to the Surviving Corporation for the transfer of Shares, they shall be canceled and exchanged in the manner contemplated by Section 2.04 and as provided in this Section 2.06.

            (f) The Cash Merger Consideration paid in the Merger shall be paid in full to the holder of Converted Shares without interest thereon, and shall be subject to reduction only for any applicable United States federal or other withholding or stock transfer taxes payable by such holder.

            (g) Promptly following the date which is six months after the Effective Time, the Exchange Agent shall pay to the Surviving Corporation any portion of the Exchange Fund (including the proceeds of any investment thereof) that remains unclaimed and shall deliver to the Surviving Corporation all documents in its possession relating to the Merger, and the Exchange Agent's powers and duties hereunder shall terminate upon the date of such payments. Thereafter, each holder of a Certificate may surrender such Certificate (or affidavits pursuant to 2.07 hereof) only to the Surviving Corporation and (subject to any applicable abandoned property, escheat or similar law) receive in consideration therefor the consideration due to such holder pursuant to Sections 2.04 and 2.08 of this Agreement, without any interest thereon.

            (h) None of Merger Subsidiary, the Surviving Corporation or the Exchange Agent shall be liable to any holder of Converted Shares for any cash delivered to a public official pursuant to any abandoned property, escheat or similar law, rule, regulation, statute, order, judgment or decree.

            SECTION 2.07. LOST, STOLEN OR DESTROYED CERTIFICATES. In the event any Certificate shall have been lost, stolen or destroyed, the Surviving Corporation or the Exchange Agent, as applicable, shall deliver the Cash Merger Consideration pursuant to Section 2.06 hereof, in exchange for such lost, stolen or destroyed Certificate upon the making of an affidavit of that fact by the holder thereof; provided, however, that the Surviving Corporation may, in its discretion and as a condition precedent to the issuance thereof, require the person making such affidavit to deliver an indemnity against any claim that may be made against the Surviving Corporation or the Exchange Agent with respect to the Certificate alleged to have been lost, stolen or destroyed.

            SECTION 2.08. DISTRIBUTIONS. Following surrender of any Converted Share, there shall be paid to the holder of such Converted Share, without interest, at the time of payment of the Cash Merger Consideration, any dividends or other distributions with a record date prior to the Effective Time theretofore payable with respect to such Converted Share and not yet paid.

            SECTION 2.09. ADJUSTMENTS TO PREVENT DILUTION. In the event that following the date hereof the Company changes the number of Class A Shares or Class B Shares or securities convertible or exchangeable into or exercisable for Class A Shares or Class B Shares, as the case may be, issued and outstanding prior to the Effective Time as a result of a reclassification, stock split (including a reverse split), stock dividend or distribution, recapitalization, subdivision, or other similar transaction, the Cash Merger Consideration shall be equitably adjusted.

            SECTION 2.10. DISSENTERS' RIGHTS. (a) Notwithstanding any provision of this Agreement to the contrary, any Class B Shares issued and outstanding immediately prior to the Effective Time and held by a Dissenting Shareholder shall not be converted into or represent a right to receive the Cash Merger Consideration with respect to such Class B Shares, but the Dissenting Shareholder shall be entitled to only such rights as are granted by the SCBCA.

            (b) Notwithstanding the provisions of Section 2.10(a), if any Dissenting Shareholder shall lose dissenters' rights, then as of the Effective Time or the occurrence of such event, whichever occurs later, such Dissenting Shareholder's Class B Shares shall thereafter represent only the right to receive the Cash Merger Consideration, without interest thereon, upon surrender of the Certificates representing such Class B Shares.

            (c) The Company shall give Merger Subsidiary, prior to the Effective Time, (i) prompt notice of any dissenters' notices and/or payment demands and any other instruments served pursuant to the SCBCA received by the Company after the date hereof and (ii) the opportunity to direct all negotiations and proceedings with respect to any such notices and payment demands made pursuant to Chapter 13 of the SCBCA. The Company shall not voluntarily make any payment with respect to any payment demands and shall not, except with the prior written consent of Merger Subsidiary, settle or offer to settle any such demands.

            SECTION 2.11. FURTHER ACTION. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to put the Surviving Corporation in possession of all assets and property of every description and every interest, wherever located, and the rights, privileges, immunities, powers, franchises and authority, of a public as well as of a private nature, of the Company and Merger Subsidiary, the officers and directors of the Surviving Corporation, the Company and Merger Subsidiary are fully authorized in the name of their respective corporations immediately prior to the Effective Time or otherwise to take, and will take, all such lawful and necessary action.

                                    ARTICLE 3

                            THE SURVIVING CORPORATION


            SECTION 3.01. ARTICLES OF INCORPORATION; BY-LAWS. (a) ARTICLES OF INCORPORATION. The articles of incorporation of the Company, as in effect immediately after the Amendment Effective Time and immediately prior to the Effective Time, shall from and after the Effective Time be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with the SCBCA and such articles of incorporation.

            (b) BY-LAWS. The by-laws of the Company, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter amended in accordance with the SCBCA, the articles of incorporation of the Surviving Corporation and such by-laws.

            SECTION 3.02. DIRECTORS AND OFFICERS. (a) The directors of Merger Subsidiary immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation, each to hold office in accordance with the articles of incorporation and by-laws of the Surviving Corporation.

            (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until their respective successors are duly appointed or until their earlier resignation, removal from office or death.


                                    ARTICLE 4

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY


            The Company represents and warrants to Merger Subsidiary that, except as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to execution of this Agreement:

            SECTION 4.01. CORPORATE EXISTENCE AND POWER. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. The Company has heretofore delivered to Merger Subsidiary true and complete copies of the Articles of Incorporation and by-laws of the Company as currently in effect.

            SECTION 4.02. CORPORATE AUTHORIZATION. (a) The adoption by the Company of the Amendment and the approval by the Company of the execution, delivery and performance by the Company of this Agreement and the consummation by the Company of the Transactions are within the Company's corporate powers and, except for the required approval by the Company Shareholders of the Amendment and this Agreement, have been duly authorized by all necessary corporate action on the part of the Company. The affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), is the only vote of the Company's capital stock necessary for adoption of the Amendment. The affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to one vote per share), is the only vote of the Company's capital stock necessary in connection with the approval by the Company Shareholders of this Agreement and the plan of merger included herein. Assuming the due authorization, execution and delivery of this Agreement by Merger Subsidiary, this Agreement constitutes a valid and binding agreement of the Company.

            (b) At a meeting duly called and held, the Special Committee has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) recommended that the Board of Directors adopt the Amendment and this Agreement, and (iii) recommended that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement.

            (c) At a meeting duly called and held, the Board of Directors (including a majority of the Continuing Directors for the purpose of rendering the provisions of Article 7(a) of the Articles of Incorporation not applicable to the Merger), subsequent to the unanimous recommendation of the Special Committee, has (i) determined that the Amendment and this Agreement are advisable, fair to and in the best interests of the Company Shareholders (other than the Continuing Shareholders), (ii) adopted the Amendment and this Agreement, and (iii) resolved to recommend that the Company Shareholders approve the Amendment and this Agreement.

            SECTION 4.03. OPINION OF FINANCIAL ADVISOR. The Special Committee has received the opinion of UBS Warburg LLC, the financial advisor to the Special Committee, to the effect that, as of the date of this Agreement, the Cash Merger Consideration is fair, from a financial point of view, to the holders of Converted Shares.

            SECTION 4.04. ANTITAKEOVER STATUTES. (a) The Company has taken all action necessary to exempt this Agreement, the Shareholders Agreement and the Merger from the restrictions on "control share acquisitions" contained in Sections 35-2-101 through 35-2-111 of the SCC and at the Amendment Effective Time, from the restrictions on "business combinations" contained in Sections 35-2-201 through 35-2-226 of the SCC, and, accordingly, neither the restrictions of such Sections nor any other antitakeover or similar statute or regulation applies or purports to apply to the Amendment, this Agreement, the Shareholders Agreement or the Merger.

            (b) The Amendment will be effective upon (i) the affirmative vote of the holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), and (ii) the filing of the articles of amendment giving effect to the Amendment with the Secretary of State of the State of South Carolina.

            SECTION 4.05. GOVERNMENTAL AUTHORIZATION. The adoption of the Amendment and the execution, delivery and performance by the Company of this Agreement require no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority, other than (i) the filing of the articles of amendment giving effect to the Amendment with the Secretary of State of the State of South Carolina, (ii) the filing of articles of merger with respect to the Merger with the Secretary of State of the State of South Carolina and appropriate documents with the relevant authorities of other states in which the Company is qualified to do business, (iii) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws of the foreign jurisdictions set forth on Section 4.05 of the Company's disclosure schedule,
(iv) compliance with any applicable requirements of the 1933 Act and the 1934 Act and (v) any actions or filings the absence of which would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the Company from performing its obligations under this Agreement prior to the End Date.

            SECTION 4.06. FINDERS' FEES. Except for UBS Warburg LLC, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

            SECTION 4.07. NON-CONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and the consummation of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the Articles of Incorporation or by-laws of the Company, (ii) assuming that the actions, filings, notifications or reports referred to in
Section 4.05 hereof are made and any approvals required in connection therewith are received, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which the Company or any of its Subsidiaries is entitled under any provision of any agreement or other instrument binding upon the Company or any of its Subsidiaries or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of the Company and its Subsidiaries or (iv) result in the creation or imposition of any Lien on any asset of the Company or any of its Subsidiaries, except for such contraventions, conflicts, violations and breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company or prevent the Company from performing its obligations under this Agreement prior to the End Date.

            SECTION 4.08. CAPITALIZATION. (a) The authorized capital stock of the Company consists of 40,000,000 Class A Shares, 20,000,000 Class B Shares, and 1,000,000 shares of preferred stock, par value $1.00 per share (the "PREFERRED STOCK"). As of the close of business on March 30, 2001, (i) 10,790,474 Class A Shares were issued and outstanding, (ii) 7,151,563 Class B Shares were issued and outstanding, and (iii) no shares of Preferred Stock were issued or outstanding. All outstanding Shares have been duly authorized and validly issued and are fully paid and non-assessable.

            (b)  As of the close of business on March 30, 2001:

            (i) 1,971,873 Shares were reserved for issuance pursuant to options granted under the Incentive Stock Plans, which options are outstanding on the date hereof, and, of such options, 1,018,608 are vested and exercisable as of the date hereof,

           (ii) 48,728 Shares were the subject of awards under the Company Restricted Stock Plans and will remain subject to restrictions until the End Date (as defined in Section 10.01 hereof) (disregarding matters contemplated by Section 2.05 hereof and the effect of the Transactions) under the Company Restricted Stock Plans or an award agreement governing them, and

          (iii) 228,467.8 shares of deferred stock were the subject of awards under the Company's Incentive Stock Plans, which awards are outstanding on the date hereof.

            (c) Except as set forth in this Section 4.08, there are no outstanding (i) shares of capital stock or voting securities of the Company,
(ii) securities of the Company convertible into or exchangeable for shares of capital stock or voting securities of the Company, (iii) options or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, voting securities or securities convertible into or exchangeable for capital stock or voting securities of the Company or (iv) stock appreciation, phantom stock or similar rights with respect to the Company (the items in clauses (i), (ii), (iii) and (iv) being referred to collectively as the "COMPANY SECURITIES"). Since March 30, 2001, except for issuances (x) upon exercise of presently outstanding awards under any Plan or (y) in the ordinary course of business consistent with past practice, the Company has not authorized for issuance, issued, delivered, sold or agreed or committed to issue, sell or deliver any Company Securities. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities.

            SECTION 4.09. SUBSIDIARIES; EQUITY INVESTMENTS. (a) Each Subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except where the failure to be so organized or in good standing or to have such power or have such licenses, authorizations, permits, consents or approvals would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where the failure to be so qualified or in good standing would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) All of the outstanding capital stock of, or other voting securities or ownership interests in, each Subsidiary of the Company that is owned by the Company, directly or indirectly, is owned free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities or ownership interests). All of the outstanding shares of capital stock of each Subsidiary of the Company have been validly issued and are fully paid and non-assessable. There are no outstanding (i) securities of the Company or any of its Subsidiaries convertible into or exchangeable for shares of capital stock or other voting securities or ownership interests in any Subsidiary of the Company or (ii) options or other rights to acquire from the Company or any of its Subsidiaries, or other obligation of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities or ownership interests in, or any securities convertible into or exchangeable for any capital stock or other voting securities or ownership interests in, any Subsidiary of the Company (the items in clauses (i) and (ii) being referred to collectively as the "COMPANY SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Subsidiary Securities.

            (c) Section 4.09(c) of the Company's disclosure schedule lists any equity interest in any corporation, partnership, joint venture or other business association or entity (other than a Subsidiary) owned directly or indirectly by the Company and having a fair market value or book value in excess of $1.0 million.

            SECTION 4.10. SEC FILINGS. (a) Each of (i) the Company's annual report on Form 10-K for its fiscal year ended December 30, 2000 (the "COMPANY 10-K"), (ii) its proxy statements relating to meetings of the Company Shareholders held since December 31, 1999 and (iii) all of its other reports, statements, schedules and registration statements filed with the SEC since December 30, 2000 (the documents referred to in this Section 4.10(a), collectively, the "COMPANY SEC DOCUMENTS") as of its filing date complied as to form in all material respects with the applicable requirements of the 1934 Act and the 1933 Act, as applicable.

            (b) As of their respective dates (or, if amended prior to the date hereof, as of the date of such amendment), each Company SEC Document did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

            SECTION 4.11. FINANCIAL STATEMENTS. The audited consolidated financial statements of the Company included in the Company SEC Documents fairly present, in conformity with GAAP applied on a consistent basis (except as may be indicated in such financial statements or the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended.

            SECTION 4.12. ABSENCE OF CERTAIN CHANGES. Except as disclosed in the Company SEC Documents filed prior to the date hereof, since the Company Balance Sheet Date, the business of the Company and its Subsidiaries has been conducted in the ordinary course consistent with past practices and there has not been:

            (a) any event, occurrence, development or state of circumstances or facts that has had or would be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company;

            (b) any declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than quarterly cash dividends on the Class A Shares and the Class B Shares not in excess of $.33 and $.30 per share, respectively), or any repurchase, redemption or other acquisition by the Company or any of its Subsidiaries of any outstanding shares of capital stock or other securities of, or other ownership interests in, the Company or any of its Subsidiaries (other than ordinary course open market purchases made in connection with the Company's Incentive Stock Plans);

            (c) any amendment of any material term of any outstanding security of the Company or any of its Significant Subsidiaries;

            (d) any incurrence, assumption or guarantee by the Company or any of its Subsidiaries of any indebtedness for money borrowed in excess of $1.0 million, individually or in the aggregate, other than (i) under the Credit Agreements in the ordinary course of business to fund general corporate purposes, (ii) between the Company and its Subsidiaries or between two or more of the Company's Subsidiaries or (iii) trade payables in the ordinary course of business;

            (e) any making of any material loan, advance or capital contribution to or investment in any Person, other than loans, advances or capital contributions to or investments in its Subsidiaries or by its Subsidiaries to or in the Company or other Subsidiaries of the Company;

            (f) any change in any method of accounting, method of tax accounting or accounting principles or practice by the Company or any of its Subsidiaries, except for any such change required by reason of a concurrent change in GAAP, Regulation S-X under the 1934 Act, the Code or the rules promulgated thereunder, or other applicable law or regulation; or

            (g) except as required by law, any adoption or amendment in any respect of any bonus, profit sharing, compensation, severance, termination, stock option, stock appreciation right, pension, retirement, employment or other employee benefit agreement, trust, plan or other arrangement for the benefit or welfare of any director or elected officer of the Company or increase in any manner of the compensation or fringe benefits of any director or elected officer of the Company or payment of any benefit not required by any existing agreement or placement of any assets in any trust for the benefit of any director or elected officer of the Company not required by any existing agreement, other than any adoption, amendment, increase, payment or placement made in the ordinary course of business consistent with past practice.

            SECTION 4.13. NO UNDISCLOSED MATERIAL LIABILITIES. There are no liabilities or obligations of the Company or any of its Subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise ("LIABILITIES"), other than:

            (a) Liabilities disclosed or provided for in the Company Balance Sheet or in the notes thereto or in the Company SEC Documents;

            (b) Liabilities incurred in the ordinary course of business since the Company Balance Sheet Date;

            (c) Liabilities under this Agreement; and

            (d) Liabilities that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.14. COMPLIANCE WITH LAWS AND COURT ORDERS. The Company and each of its Subsidiaries are and, since the Company Balance Sheet Date, have been, in compliance with any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, except for failures to comply or violations that do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.15. LITIGATION. There are no actions, suits, investigations or proceedings pending against, or, to the knowledge of the Company, threatened against, the Company or any of its Subsidiaries or any of their respective properties before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            SECTION 4.16. TAXES. (a) The Company and each of its Subsidiaries has timely filed (or has had timely filed on its behalf), taking into account any extension of time within which to file, all Tax Returns required to be filed by it on or before the Closing Date and all such Tax Returns are true and complete in all material respects, except for failures to file or failures to be true and complete that do not have and would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            (b) The Company and each of its Subsidiaries have paid (or have had paid on their behalf), or, where payment is not yet due, have established (or have had established on their behalf) or will establish or cause to be established in accordance with GAAP on or before the Effective Time an adequate accrual for the payment of, all taxes shown to be due on such Tax Returns.

            (c) There are no material Liens or encumbrances for Taxes on any of the assets of the Company or any of its Subsidiaries.

            (d) No material federal, state, local or foreign audits or administrative proceedings are pending or, to the knowledge of the Company, threatened, with regard to any Taxes or any Tax Return of the Company or its Subsidiaries that, if determined adversely to the Company (or any of its Subsidiaries) would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the Company.

            "TAXES" shall mean any and all taxes, charges, fees, levies or other assessments, including income, gross receipts, excise, real or personal property, sales, withholding, social security, retirement, unemployment, occupation, use, goods and services, service use, license, value added, capital, net worth, payroll, profits, withholding, franchise, transfer and recording taxes, fees and charges, and any other taxes, assessments or similar charges imposed by the Internal Revenue Service ("IRS") or any taxing authority (whether domestic or foreign including any state, county, local or foreign government or any subdivision or taxing agency thereof (including a United States possession)) (a "TAXING AUTHORITY"), whether computed on a separate, consolidated, unitary, combined or any other basis; and such term shall include any interest whether paid or received, fines, penalties or additional amounts attributable to, or imposed upon, or with respect to, any such taxes, charges, fees, levies or other assessments. "TAX RETURN" shall mean any report, return, document, declaration or other information or filing required to be supplied to any taxing authority or jurisdiction (foreign or domestic) with respect to Taxes, including information returns, any documents with respect to or accompanying payments of estimated Taxes, or with respect to or accompanying requests for the extension of time in which to file any such report, return, document, declaration or other information.

            SECTION 4.17. EMPLOYEE BENEFIT PLANS. (a) Section 4.17 of the Company's disclosure schedule lists all Benefit Plans and Multiemployer Plans. With respect to all Benefit Plans, copies of all plan documents, amendments, summary plan descriptions and trust agreements, and the most recent actuarial valuation reports and annual return and IRS determination letters have been made available to Merger Subsidiary.

            (b) Except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

            (i) each Benefit Plan has at all times been maintained and administered in substantial compliance with its terms and with the requirements of all applicable law, including ERISA and the Code. Each Benefit Plan intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS, and to the knowledge of the Company there is no fact or circumstance giving rise to a material likelihood that the plan would not be treated as so qualified by the IRS;

           (ii) all required contributions to any Benefit Plans and Multiemployer Plans that are "defined benefit pension plans" required to be made by the Company or any Subsidiary or an ERISA Affiliate in accordance Section 302 of ERISA or Section 412 of the Code, have been timely made; there has been no application for or waiver of the minimum funding standards imposed by Section 412 of the Code with respect to any Benefit Plan; and no Benefit Plan has incurred any "accumulated funding deficiency" within the meaning of Section 302 of ERISA or Section 412 of the Code;

          (iii) all contributions to, and, to the knowledge of the Company, payments from, the Benefit Plans that are required to have been made in accordance with the Benefit Plans have been timely made;

           (iv) no "reportable event" (within the meaning of Section 4043 of ERISA) has occurred within the six-year period ending on the date hereof with respect to any Benefit Plan or any Plan maintained by an ERISA Affiliate with respect to which the 30-day notice requirement has not been waived;

            (v) no liability has been incurred that has not been satisfied, and no liability is expected to be incurred, by the Company or any Subsidiary thereof under Title IV of ERISA with respect to any Benefit Plan or Multiemployer Plan, or with respect to any other Plan presently or heretofore maintained or contributed to during the five-year period prior to the Effective Time by any ERISA Affiliate;

           (vi) with respect to any Benefit Plan subject to Title IV of ERISA, there is not any amount of "unfunded benefit liabilities" (as defined in Section 4001(a)(18) of ERISA) under such plan (as determined on the basis of the actuarial assumptions contained in such plan's most recent actuarial valuation report), and the Company is not aware of any facts or circumstances that would materially change the funded status of any such plan;

          (vii) with respect to each Multiemployer Plan, (A) no withdrawal liability (within the meaning of Section 4201(b) of ERISA) has been incurred by the Company or any ERISA Affiliate that has not been satisfied, and the Company has no reason to believe that any such withdrawal liability will be incurred, (B) to the knowledge of the Company, no such Multiemployer Plan is in "reorganization" (within the meaning of Section 4241 of ERISA), (C) no notice has been received that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, or that such Multiemployer Plan is or may become "insolvent" (within the meaning of Section 4241 of ERISA), (D) to the knowledge of the Company or any Subsidiary thereof, no proceedings have been instituted by the PBGC against such Multiemployer Plan, (E) to the knowledge of the Company, neither the Company nor any Subsidiary thereof has sold assets in a transaction intended to satisfy the requirements of Section 4204 of ERISA, and (F) to the knowledge of the Company, if the Company or any ERISA Affiliate were to have a complete or partial withdrawal under Section 4203 of ERISA as of the Effective Time, no withdrawal liability would exist on the part of the Company or any ERISA Affiliate;

         (viii) neither the Company nor any ERISA Affiliate has incurred any liability that has not been fully satisfied for any tax imposed under Sections 4971 through 4980E of the Code or civil liability under Section 502(i) or (l) of ERISA;

           (ix) no Tax has been incurred under Section 511 of the Code with respect to any Benefit Plan (or trust or other funding vehicle pursuant thereto);

            (x) the Company, its Subsidiaries, and any ERISA Affiliates which maintain a "group health plan" within the meaning of Section 5000(b)(1) of the Code have complied in all material respects with the "COBRA" notice and continuation requirements;

           (xi) no action which is still pending (excluding claims for benefits incurred in the ordinary course of Plan activities) has been brought or, to the knowledge of the Company, threatened against or with respect to any Benefit Plan and there are no facts or circumstances known to the Company or any Subsidiary thereof that could reasonably be expected to give rise to any such action;

          (xii) except as set forth in Section 2.05 hereof, the consummation of the Transactions will not result in an increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any benefits or compensation payable to or in respect of any employee of the Company or any of its Subsidiaries; and

         (xiii) the consummation of the Transactions will not result in or satisfy a condition to the payment of compensation that would, in combination with any other payment, result in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.

            (c) Except as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company, during the six-year period ending on the date hereof (i) all contributions required to be made by the Company or any Subsidiary with respect to a Foreign Plan have been timely made, (ii) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws and has been maintained, where required, in good standing with the applicable Governmental Authority, and (iii) neither the Company nor any Subsidiary has incurred any obligation in connection with the termination or withdrawal from any Foreign Plan. To the knowledge of the Company, each of the Foreign Plans that is a defined benefit plan that is required to be funded has plan assets with aggregate fair market value that is greater than such plan's liabilities, as determined in accordance with applicable laws using reasonable actuarial assumptions. For purposes hereof, the term "FOREIGN PLAN" shall mean any plan, program, policy, arrangement or agreement maintained or contributed to by, or entered into with, the Company or any Subsidiary with respect to employees (or former employees) employed outside the United States who are not otherwise covered under the Benefit Plans.

            SECTION 4.18. ENVIRONMENTAL MATTERS. Except as disclosed in the Company SEC Documents filed prior to the date hereof, except as to which the Company, in its reasonable judgment, has adequate reserves and except as would not be reasonably expected to have, individually or in the aggregate, a Material Adverse Effect on the Company:

            (i) no notice, notification, demand, request for information, citation, summons or order has been received, no complaint has been filed, no penalty has been assessed, and no investigation, action, claim, suit, proceeding or review is pending or, to the knowledge of the Company, is threatened by any governmental entity or other Person, nor is the Company subject to any judgment, decree, or agreement, relating to or arising out of any Environmental Law; and

            (ii) the Company is in compliance with all, and has incurred no Liabilities under any, Environmental Laws and all Environmental Permits.

            SECTION 4.19. DISCLAIMER OF OTHER REPRESENTATIONS AND WARRANTIES. The Company does not make, and has not made, any representations or warranties in connection with this Agreement or the Transactions other than those expressly set forth herein. It is understood that any data, any financial information or any memoranda or offering materials or presentations are not and shall not be deemed to be or to include representations or warranties of the Company. Except as expressly set forth herein, no Person has been authorized by the Company to make any representation or warranty relating to the Company or any Subsidiary thereof or their respective businesses, or otherwise in connection with this Agreement or the Transactions and, if made, such representation or warranty may not be relied upon as having been authorized by the Company.


                                    ARTICLE 5

               REPRESENTATIONS AND WARRANTIES OF MERGER SUBSIDIARY


            Merger Subsidiary represents and warrants to the Company that except as set forth in the corresponding section or subsection of the disclosure schedule delivered by Merger Subsidiary to the Company immediately prior to the execution of this Agreement:

            SECTION 5.01. CORPORATE EXISTENCE AND POWER. Merger Subsidiary is a corporation duly incorporated, validly existing and in good standing under the laws of the State of South Carolina and has all corporate powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted. Merger Subsidiary was incorporated solely for the purpose of entering into this Agreement and engaging in the Transactions. Since the date of its formation, Merger Subsidiary has not engaged in any activities other than in connection with or as contemplated by this Agreement. Merger Subsidiary has no Subsidiaries.

            SECTION 5.02. CORPORATE AUTHORIZATION. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions are within the corporate powers of Merger Subsidiary and have been duly authorized by all necessary corporate action on the part of Merger Subsidiary and its shareholders. Assuming the due authorization, execution and delivery of this Agreement by the Company, this Agreement constitutes a valid and binding agreement of Merger Subsidiary enforceable against Merger Subsidiary in accordance with its terms. The Board of Directors of Merger Subsidiary has (i) determined that this Agreement is advisable, fair to and in the best interests of Merger Subsidiary and its shareholders, (ii) adopted this Agreement, and (iii) recommended that the shareholders of Merger Subsidiary approve this Agreement. The shareholders of Merger Subsidiary have approved this Agreement and the plan of merger included herein.

            SECTION 5.03. GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by Merger Subsidiary of this Agreement requires no action by or in respect of, or filing with, or notification or reporting to, any Governmental Authority other than (i) compliance with any applicable requirements of the HSR Act and of the Antitrust Laws of the foreign jurisdictions set forth on Schedule
5.03 of Merger Subsidiary's disclosure schedule, (ii) compliance with any applicable requirements of the 1933 Act and the 1934 Act, (iii) compliance with the applicable requirements of the SCBCA and (iv) any actions or filings the absence of which would not be reasonably expected to have a Material Adverse Effect on Merger Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.

            SECTION 5.04. NON-CONTRAVENTION. The execution, delivery and performance by Merger Subsidiary of this Agreement and the consummation by Merger Subsidiary of the Transactions do not and will not (i) contravene, conflict with, or result in any violation or breach of any provision of the articles of incorporation or by-laws of Merger Subsidiary, (ii) assuming that the actions, filings, notifications or reports referred to in Section 5.03 hereof are made and any approvals required in connection therewith are received, contravene, conflict with or result in a violation or breach of any provision of any applicable law, statute, ordinance, rule, regulation, judgment, injunction, order or decree, (iii) require any consent or other action by any Person under, constitute a default under, or cause or permit the termination, cancellation, acceleration or other change of any right or obligation or the loss of any benefit to which Merger Subsidiary is entitled under any provision of any agreement or other instrument binding upon Merger Subsidiary or any license, franchise, permit, certificate, approval or other similar authorization affecting, or relating in any way to, the assets or business of Merger Subsidiary or (iv) result in the creation or imposition of any Lien on any asset of Merger Subsidiary, except for such contraventions, conflicts, violations and breaches referred to in clause (ii) and for such failures to obtain any such consent or other action, default, termination, cancellation, acceleration, change, loss or Lien referred to in clauses (iii) and (iv) that would not be reasonably expected to have a Material Adverse Effect on Merger

Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.

            SECTION 5.05. CAPITALIZATION. The authorized capital stock of Merger Subsidiary consists of 10,000,000 shares of common stock, no par value per share. As of the close of business on the date hereof, 100 shares of common stock of Merger Subsidiary were issued and outstanding and, subject to Section 3.2(a) of the Shareholders Agreement, immediately prior to the Effective Time there will be 4,891,305 shares of common stock of Merger Subsidiary issued and outstanding. All outstanding shares of common stock of Merger Subsidiary have been and immediately prior to the Effective Time will have been duly authorized and validly issued and are and will be fully paid and non-assessable. Heartland owns, and immediately prior to the Effective Time, Heartland, the Heartland Entities and the Co-Investors will own, all of the outstanding shares of common stock of Merger Subsidiary. Merger Subsidiary does not beneficially own any Shares and as of the date of this Agreement, Heartland does not beneficially own any Shares.

            SECTION 5.06. FINDERS' FEES. Except for (i) Credit Research & Trading which is the investment advisor for Heartland and the Family Shareholders and (ii) JP Morgan Chase & Co. which is the investment advisor for Merger Subsidiary, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Heartland, the Continuing Shareholders or Merger Subsidiary who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the Transactions.

            SECTION 5.07. FINANCING. (a) Merger Subsidiary has received and furnished copies to the Company of (i) a commitment letter dated as of April 24, 2001, to provide financing to the Company or a Subsidiary of the Company (including the Summary of Terms and Conditions annexed thereto, the "COMMITMENT LETTER") with The Chase Manhattan Bank and JP Morgan, a Division of Chase Securities, Inc. (the "BANK"), (ii) the equity commitment letter (the "EQUITY COMMITMENT LETTER") dated as of April 24, 2001 addressed to Merger Subsidiary from Heartland pursuant to which Heartland has committed to make available to Merger Subsidiary certain funds for the purpose of consummating the Transactions, and (iii) the Shareholders Agreement. The funds which the Bank has agreed, subject to the terms and conditions of the Commitment Letter, to provide and which Heartland has agreed, subject to the terms and conditions of the Equity Commitment Letter, to provide will be sufficient, when taken together with other funds otherwise available and assuming compliance by the Family Shareholders with the Shareholders Agreement, to enable it (A) to provide to the Exchange Agent cash in an amount equal to the Exchange Fund, (B) to refinance substantially all of the existing debt of the Company and its Subsidiaries to the extent contemplated by the Transactions as contemplated by the Commitment Letter, and (C) to pay all related fees and expenses (collectively, the "REQUIRED AMOUNT").

            (b) As of the date hereof, (i) the Commitment Letter has not been withdrawn and is in full force and effect and Merger Subsidiary has no reason to believe that any of the conditions set forth in the Commitment Letter will not be satisfied, (ii) the Equity Commitment Letter has not been withdrawn and is in full force and effect and Merger Subsidiary has no reason to believe that any of the conditions set forth in the Equity Commitment Letter will not be satisfied and (iii) the Shareholders Agreement has not been terminated and is in full force and effect.

            (c) Immediately after the consummation of the Transactions, the Surviving Corporation (i) will not be insolvent, (ii) will not be left with unreasonably small capital and (iii) will not have debts beyond its ability to pay such debts as they mature.

            SECTION 5.08. LITIGATION. There are no actions, suits, investigations or proceedings pending against, or, to the knowledge of Merger Subsidiary, threatened against, Merger Subsidiary or Heartland or any of their respective properties before any court or arbitrator, or before or by any Governmental Authority, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Merger Subsidiary or prevent Merger Subsidiary from performing its obligations under this Agreement prior to the End Date.


                                    ARTICLE 6

                            COVENANTS OF THE COMPANY


            The Company agrees that, except as set forth in the corresponding section or subsection of the disclosure schedule delivered by the Company to Merger Subsidiary immediately prior to the execution of this Agreement:

            SECTION 6.01. CONDUCT OF THE COMPANY. (a) Except as contemplated by this Agreement or as expressly agreed to in writing by Merger Subsidiary, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, expend funds for capital expenditures, acquire or sell assets, purchase inventory and supplies, settle or compromise any material litigation and otherwise conduct its operations according to its ordinary and usual course of business and consistent with past practice and use reasonable best efforts to preserve intact their current business organizations, keep available the services of their current officers and employees and preserve their relationships with customers, suppliers, licensors, licensees, advertisers, distributors and others having business dealings with them and to preserve goodwill.

            (b) Prior to the Effective Time, the Company shall not, and shall cause its Subsidiaries not to, without the consent of Merger Subsidiary:

            (i) amend the Articles of Incorporation (other than the Amendment), by-laws or equivalent organizational documents or alter through merger, liquidation, reorganization, restructuring or in any other fashion the corporate structure or ownership of any Significant Subsidiary of the Company; or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock; or

           (ii) except for issuances (x) upon exercise of presently outstanding awards under any Plan or (y) in the ordinary course of business consistent with past practice, authorize for issuance, issue, deliver, sell or agree or commit to issue, sell or deliver (whether through the issuance or granting of options, warrants, commitments, subscriptions, rights to purchase or otherwise), pledge or otherwise encumber any shares of its capital stock or the capital stock of any of its Subsidiaries, any other voting securities or any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or any other securities or equity equivalents (including without limitation stock appreciation rights).

            SECTION 6.02. ACCESS TO INFORMATION. From the date of this Agreement until the Effective Time, the Company shall, and shall cause its Subsidiaries, and each of their respective officers, directors, employees, counsel, advisors and representatives (collectively, the "COMPANY REPRESENTATIVES") to, give Merger Subsidiary and its officers, directors, employees, counsel, advisors and representatives (collectively, the "MERGER SUBSIDIARY REPRESENTATIVES") and representatives of financing sources identified by Merger Subsidiary reasonable access, upon reasonable notice and during normal business hours, to the offices and other facilities and to the books and records of the Company and its Subsidiaries and will cause the Company Representatives and the Company's Subsidiaries to furnish Merger Subsidiary and the Merger Subsidiary Representatives and representatives of financing sources identified by Merger Subsidiary with such financial and operating data and such other information with respect to the business and operations of the Company and its Subsidiaries as Merger Subsidiary and representatives of financing sources identified by Merger Subsidiary may from time to time reasonably request. Merger Subsidiary agrees that any information furnished pursuant to this Section 6.02 shall be subject to the provisions of the letter agreement dated August 17, 2000 between Heartland and the Company (the "CONFIDENTIALITY AGREEMENT").

            SECTION 6.03. NO SOLICITATION. (a) The Company agrees that it will not (except with respect to the Continuing Shareholders and their counsel, advisors, and representatives), directly or indirectly through any officer, Subsidiary, Affiliate, director, employee, shareholder, representative, agent or other Person, (i) seek, initiate, solicit or encourage any Person to make an Acquisition Proposal, (ii) engage in discussions or negotiations concerning an Acquisition Proposal with any Person, (iii) disclose any non-public information relating to the Company or give access to the properties, employees, books or records of the Company or any of its Subsidiaries to any Person in connection with any Acquisition Proposal or (iv) adopt or recommend or agree to adopt or recommend any Acquisition Proposal; provided that nothing herein shall prevent the Board of Directors from (a) furnishing information to any person that has made an Acquisition Proposal not solicited in violation of this paragraph or (b) entering into or participating in discussions or negotiations concerning an Acquisition Proposal not solicited in violation of this paragraph so long as, in the case of each of clause (a) and (b), (x) the Board of Directors or the Special Committee shall have concluded in good faith (after receiving and considering the advice of its outside legal counsel) that failing to furnish such information or participate in such discussions or negotiations would be reasonably likely to cause the Board of Directors or the Special Committee to be in breach of its respective fiduciary responsibilities to the Company Shareholders under applicable law, and (y) prior to furnishing any such information or participating in such discussions or negotiations, the Company and the party making such offer agree to a confidentiality agreement on terms that are, in the aggregate, no less favorable to the Company than those of the Confidentiality Agreement (other than the standstill provisions thereof) and Merger Subsidiary is given concurrent or advance written notice thereof unless the Board of Directors or the Special Committee shall have concluded in good faith (after receiving and considering the advice of its outside counsel) that doing so would be reasonably likely to cause it to be in breach of its respective fiduciary responsibilities to the Company Shareholders under applicable law. The Board of Directors or the Special Committee may (x) fail to make, withdraw or modify in a manner adverse to Merger Subsidiary its recommendation referred to in Section 8.02 hereof and/or (y) take and disclose to the Company Shareholders a position contemplated by Rule 14e-2 under the 1934 Act, but only, in the case of clause (x), if the Board of Directors or the Special Committee determines in good faith (after consultation with outside legal counsel to the Company) that such action is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

            (b) The Company shall notify Merger Subsidiary in writing no later than the end of the next Business Day after receipt thereof of the receipt of any Acquisition Proposal (including a copy thereof if in writing), the terms and conditions of such Acquisition Proposal and the identity of the Person making it. The Company also shall promptly notify Merger Subsidiary no later than the end of the next Business Day after receipt thereof of any change to or modification of such Acquisition Proposal.

            (c) The Company shall, and shall cause its Subsidiaries and the advisors, employees and other agents of the Company and any of its Subsidiaries to, cease immediately and cause to be terminated any and all existing activities, discussions or negotiations, if any, with any Third Party conducted prior to the date hereof with respect to any Acquisition Proposal and shall use reasonable best efforts to cause any such Third Party (or its agents or advisors) in possession of confidential information about the Company that was furnished by or on behalf of the Company to return or destroy all such information.

            SECTION 6.04. STATE TAKEOVER LAWS. The Company shall, upon the request of Merger Subsidiary, use its reasonable best efforts to assist in any challenge by Merger Subsidiary to the validity or applicability to the Transactions, including the Merger, of any state takeover law.

            SECTION 6.05. REPORTS. During the period from the date of this Agreement to the Effective Time, the Company shall provide Merger Subsidiary with monthly financial statements in the existing reporting format (balance sheet, cash flow statement, income statement and, if available and consistent with past practice, notes thereto), broken out by operating unit (except as to the cash flow statement, which shall be a consolidated statement), no later than the fifteenth Business Day following the end of each fiscal month following the date of this Agreement; provided that for fiscal months that are also the end of a fiscal quarter, the Company may provide such financial information to Merger Subsidiary on the same date such information is publicly released in accordance with the past practice of the Company.

            SECTION 6.06. CONFIDENTIALITY AGREEMENT. The Company agrees to waive the application of the standstill provisions of the Confidentiality Agreement to this Agreement, the Transactions and the Shareholders Agreement.


                                    ARTICLE 7

                         COVENANTS OF MERGER SUBSIDIARY


            Merger Subsidiary agrees that:

            SECTION 7.01. DIRECTOR AND OFFICER LIABILITY. The Surviving Corporation hereby agrees to do the following:

            (a) For six years after the Effective Time, the Surviving Corporation shall indemnify and hold harmless the present and former officers and directors of the Company and each of its Subsidiaries (each, an "INDEMNIFIED PERSON") in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted by the SCBCA or any other applicable laws or provided under the Articles of Incorporation and by-laws in effect on the date hereof; provided that such indemnification shall be subject to any limitation imposed from time to time under applicable law.

            (b) For six years after the Effective Time, the Surviving Corporation shall provide officers' and directors' liability insurance in respect of acts or omissions occurring at or prior to the Effective Time covering each Indemnified Person covered as of the date hereof by the Company's officers' and directors' liability insurance policy with terms and conditions and coverage amounts no less favorable than those of such policy in effect on the date hereof; provided that the Surviving Corporation shall not be obligated to make annual premium payments for such insurance to the extent such annual premiums exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance; and provided, further, that if the premiums with respect to such insurance exceed 200% of the annual premiums paid as of the date hereof by the Company for such insurance, the Surviving Corporation shall be obligated to obtain such insurance with the maximum coverage as can be obtained at an annual premium equal to 200% of the annual premiums paid by the Company as of the date hereof.

            (c) If the Surviving Corporation or any of its successors or assigns
      (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Merger Subsidiary or the Surviving Corporation, as the case may be, shall assume all of the obligations set forth in this Section 7.01.

            (d) The rights of each Indemnified Person under this Section 7.01 shall be in addition to any rights such Person may have under the Articles of Incorporation or by-laws of the Company or any of its Subsidiaries, or under the SCBCA or any other applicable laws or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Person, their heirs and their representatives .

            SECTION 7.02. FINANCING ARRANGEMENTS. Merger Subsidiary shall use its reasonable best efforts to (a) have the Bank provide the financing to the Company in accordance with the terms of the Commitment Letter and (b) have Heartland provide the funds to Merger Subsidiary in accordance with the terms of the Equity Commitment Letter. The Commitment Letter and the Equity Commitment Letter and the definitive agreements for the Facilities (along with any other document pursuant to which Merger Subsidiary intends to obtain financing or funding of all or a portion of the Required Amount) are referred to herein collectively as the "FINANCING AGREEMENTS." Merger Subsidiary will promptly notify the Company if at any time there is a reasonable likelihood that the financing or funding to be provided under the Commitment Letter or the Equity Commitment Letter, as the case may be, will not be available.

            SECTION 7.03. EMPLOYEE BENEFIT PLANS. During the period from the Effective Time through the first anniversary of the Effective Time, employees of the Company and its Subsidiaries (the "EMPLOYEES") shall participate in employee benefit plans which are substantially comparable, in the aggregate, to those provided to the Employees immediately prior to the Effective Time.


                                    ARTICLE 8

                 COVENANTS OF MERGER SUBSIDIARY AND THE COMPANY


            The parties hereto agree that:

            SECTION 8.01. REASONABLE BEST EFFORTS. (a) Subject to the terms and conditions of this Agreement and to the fiduciary duties of the Board of Directors and the Special Committee under applicable law (as determined by such directors in good faith), the Company and Merger Subsidiary will use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate the Transactions, including, in the case of the Company, to assist Merger Subsidiary and cooperate with Merger Subsidiary and the Bank and any other lenders in order for Merger Subsidiary to obtain its contemplated debt financing, through the Facilities or otherwise.

            (b) In connection with the efforts referenced in Section 8.01(a) to obtain all requisite approvals and authorizations for the Transactions each of Merger Subsidiary and the Company shall, in connection with any Antitrust Law, use reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission and in connection with any investigation or other inquiry, including any proceeding initiated by a private party, (ii) keep the other party informed in all respects of any material communication received by such party from, or given by such party to, the Federal Trade Commission (the "FTC"), the Antitrust Division of the Department of Justice (the "DOJ") or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) permit the other party to review any material communication made by it to, and consult with each other in advance of any meeting or conference with, the FTC, the DOJ or any such other Governmental Authority or, in connection with any proceeding by a private party, with any other Person.

            SECTION 8.02. DISCLOSURE DOCUMENTS; CERTAIN FILINGS. (a) The Company shall cause a meeting of the Company Shareholders (the "COMPANY SHAREHOLDERS MEETING") for the purpose of voting on the approval of the Amendment and this Agreement to be duly called and held as soon as reasonably practicable following the execution of this

Agreement. Subject to their fiduciary duties generally, Section 6.03 hereof and this Section 8.02, (I) the Special Committee shall recommend that the Board of Directors recommend approval by the Company Shareholders of the Amendment and this Agreement and (II) the Board of Directors shall submit to the Company Shareholders and recommend approval of the Amendment and this Agreement by the Company Shareholders. In connection with the Company Shareholders Meeting, (i)
(A) the Company and Merger Subsidiary will cooperate and promptly prepare, (B) the Company will file with the SEC, (C) the Company and Merger Subsidiary will use their respective reasonable best efforts to have cleared by the SEC, and (D) the Company will thereafter mail to the Company Shareholders as promptly as practicable, a proxy statement of the Company in connection with the Amendment and this Agreement (the "COMPANY PROXY STATEMENT") and all other proxy materials for such meeting, (ii) the Company will, subject to Section 6.03, use its reasonable best efforts to have the Company Shareholders approve the Amendment and this Agreement and (iii) the Company will otherwise comply with all legal requirements applicable to the Company Shareholders Meeting. The Company and Merger Subsidiary will cooperate and promptly prepare and the Company will file concurrently with the filing of the Company Proxy Statement a statement on
Schedule 13E-3 (the "SCHEDULE 13E-3").

            (b) The Company and Merger Subsidiary (with respect to the information supplied by it, its Affiliates and Heartland) will cause each of (i) the Company Proxy Statement and any amendment or supplement thereto and (ii) the
Schedule 13E-3 and any amendment or supplement thereto, when filed, to comply as to form in all material respects with the applicable requirements of the 1934 Act. The Company and Merger Subsidiary (with respect to itself, its Affiliates and Heartland) each agree that none of the information supplied or to be supplied by it for inclusion in the Company Proxy Statement or any amendment or supplement thereto or in the Schedule 13E-3 or any amendment or supplement thereto will, at the time the Company Proxy Statement or any amendment or supplement thereto is first mailed to Company Shareholders and at the time of the Company Shareholders Meeting, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading; it being understood that any information regarding the Continuing Shareholders included in such Company Proxy Statement or any amendment or supplement thereto or the Schedule 13E-3 or any amendment or supplement thereto shall be deemed to not have been supplied by the Company for inclusion therein. If at any time prior to the date of the Company Shareholders Meeting any information relating to the Company or Merger Subsidiary (including its Affiliates and Heartland) or their respective officers or directors should be discovered by the Company or Merger Subsidiary which should be set forth in an amendment or supplement to the Company Proxy Statement or the Schedule 13E-3, as the case may be, so that such document would not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, the party which discovers such information will promptly notify the other party and, to the extent required by applicable law, an appropriate amendment or supplement describing such information shall be filed promptly with the SEC and, to the extent required by law, disseminated to the Company Shareholders.

            (c) The Company and Merger Subsidiary shall cooperate with one another (i) in determining as promptly as practicable whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the Transactions and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

            SECTION 8.03. PUBLIC ANNOUNCEMENTS. The Company and Merger Subsidiary will consult with each other before issuing any press release or making any public statement with respect to this Agreement or the Transactions and, except as may be required by applicable law or any listing agreement with any national securities exchange, will not issue any such press release or make any such public statement prior to such consultation.

            SECTION 8.04. NOTICES OF CERTAIN EVENTS. Each of the Company and Merger Subsidiary shall promptly notify the other of:

            (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions;

            (b) any notice or other communication from any Governmental Authority in connection with the Transactions;

            (c) any actions, suits, claims, investigations or proceedings commenced or, to its knowledge, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to Section 4.14 or 4.15 hereof, or that relate to the consummation of the Transactions; and

            (d) the occurrence or non-occurrence of any fact or event which would be reasonably likely:

                  (i) to cause any representation or warranty contained in this
            Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Effective Time, or

                 (ii) to cause any covenant, condition or agreement under this
            Agreement not to be complied with or satisfied; provided, however, that no such notification shall affect the representations or warranties of any party or the conditions to the obligations of any party hereunder.

            SECTION 8.05. CONFIDENTIALITY. Prior to the Effective Time and after any termination of this Agreement, each of Merger Subsidiary and the Company will comply with the terms of the Confidentiality Agreement.

            SECTION 8.06. SOLVENCY LETTER. If Merger Subsidiary is required pursuant to the Financing Agreements to engage an appraisal firm (the "APPRAISER") to deliver to the Bank a solvency letter or certificate (the "SOLVENCY LETTER"), Merger Subsidiary shall, at its sole cost and expense, cause the Appraiser to deliver the Solvency Letter (in form and substance identical to that required to be delivered to the Bank) to the Company at the Closing, with the Special Committee as an additional addressee. If a Solvency Letter is to be delivered, the parties agree to cooperate with the Appraiser in connection with the preparation of the Solvency Letter, including providing the Appraiser with any information reasonably available to them and reasonably requested by the Appraiser in connection with the preparation of such letter.


                                    ARTICLE 9

                            CONDITIONS TO THE MERGER


            SECTION 9.01. CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The obligations of the Company and Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following conditions:

            (a) (i) the Amendment shall have been approved by the affirmative vote of holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to four votes per share), and the articles of amendment of the Company giving effect to the Amendment shall have been filed with the Secretary of State of the State of South Carolina and become effective and (ii) this Agreement shall have been approved by the affirmative vote of (x) holders of two-thirds of the votes of the Company's outstanding capital stock entitled to vote for directors, with the Class A Shares and the Class B Shares voting together as a single class (and with the holders of Class B Shares entitled to one vote per share), and (y) a majority of the votes cast at the Company Shareholders Meeting (with the Class A Shares and the Class B Shares voting together as a single class with each having one vote per share) but excluding any votes cast by the Continuing Shareholders;

            (b) there shall not be any law or regulation that makes consummation of the Merger illegal or otherwise prohibited and no judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or Merger Subsidiary from consummating the Merger shall have been entered; and

            (c) the waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated, the requirements of the Canadian Competition Act shall have been satisfied and, other than the filings provided for in Sections 2.01 and 2.02, all notices, reports and other filings required to be made prior to the Effective Time by the Company or any of its Subsidiaries or Merger Subsidiary with, and all consents, registrations, approvals, permits and authorizations required to be obtained prior to the Effective Time by the Company or any of its Subsidiaries or Merger Subsidiary from, any Governmental Authority in connection with the execution and delivery of this Agreement and consummation of the Merger and the Transactions by the Company and Merger Subsidiary shall have been made or obtained (as the case may be), except those that the failure to make or obtain would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect on the Company or Merger Subsidiary.

            SECTION 9.02. CONDITIONS TO THE OBLIGATIONS OF MERGER SUBSIDIARY. The obligations of Merger Subsidiary to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following further conditions:

            (a) (i) the Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, (ii) the representations and warranties of the Company contained in this Agreement (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true and correct as of the date of this Agreement and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of an earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 9.02(a)(ii) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse effect on the Company, and (iii) Merger Subsidiary shall have received a certificate signed by a duly authorized officer of the Company to the foregoing effect;

            (b) no arbitrator or Governmental Authority shall have issued any judgment, injunction, order or decree and there shall not be any law or regulation, restraining or prohibiting the effective operation of any material portion of the business of the Surviving Corporation and its Subsidiaries after the Effective Time;

            (c) the financing contemplated by the Commitment Letter to be provided by the Bank shall have been provided on substantially the terms and conditions identified in such Commitment Letter or on such other terms and conditions or involving such other financing sources, as are acceptable to Merger Subsidiary and are not materially more onerous; provided, however, that this condition shall be deemed satisfied if the failure of this condition is due to an intentional breach by Merger Subsidiary of any covenant or intentional failure to perform any agreement or an intentional breach by Merger Subsidiary of any representation or warranty contained in any of the Financing Agreements with the Bank;

            (d) each of the Family Shareholders shall have performed in all material respects all of its obligations required to be performed by it under the Shareholders Agreement at or prior to the Effective Time and the representations and warranties of each of the Family Shareholders contained in the Shareholders Agreement shall be true and correct in all material respects as if made at the Effective Time; and

            (e) the Company shall have executed and delivered the services agreement in the form set forth in Section 9.02(e) of the disclosure schedule delivered by Merger Subsidiary to the Company.

            SECTION 9.03. CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to consummate the Merger are subject to the satisfaction or waiver at or prior to the Effective Time of the following further conditions:

            (a) Merger Subsidiary shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time;

            (b) the representations and warranties of Merger Subsidiary contained in this Agreement (without regard to any qualification with respect to materiality or to having a Material Adverse Effect) shall be true and correct, as of the date of this Agreement and as of the Effective Time (except to the extent any such representation or warranty expressly speaks as of any earlier date); provided, however, that notwithstanding anything herein to the contrary, this Section 9.03(b) shall be deemed to have been satisfied even if such representations or warranties are not so true and correct unless the failure of such representations or warranties to be so true and correct, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect on Merger Subsidiary; and

            (c) the Company shall have received a certificate signed by a duly authorized officer of Merger Subsidiary to the foregoing effect.

                                   ARTICLE 10

                                   TERMINATION


            SECTION 10.01. TERMINATION. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time (notwithstanding any approval of this Agreement by the Company Shareholders):

            (a)  by mutual written agreement of the Company and Merger
Subsidiary;

            (b)  by either the Company or Merger Subsidiary, if:

                  (i) the Merger has not been consummated on or before October
            24, 2001 (the "END DATE"); provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(i) shall not be available to any party whose breach of any provision of this Agreement results in the failure of the Merger to be consummated by such time;

                 (ii) there shall be any law or regulation that makes
            consummation of the Merger illegal or otherwise prohibited or any judgment, injunction, order or decree of any Governmental Authority having competent jurisdiction enjoining the Company or Merger Subsidiary from consummating the Merger is entered and such judgment, injunction, order or decree shall have become final and nonappealable; or

                (iii) the Amendment and this Agreement shall not have been approved in accordance with this Agreement and the SCBCA by the Company Shareholders at the Company Shareholders Meeting (or any adjournment thereof);

            (c)  by Merger Subsidiary, if:

                  (i) a breach of or failure to perform any representation,
            warranty, covenant or agreement on the part of the Company set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.02(a) hereof not to be satisfied, and such condition is incapable of being satisfied by the Company by the End Date; or

                 (ii) the Board of Directors or the Special Committee shall have failed to make, withdrawn or modified in a manner adverse to Merger Subsidiary its recommendation referred to in Section 8.02 hereof;

            (d)  by the Company, if:

                  (i) a breach of or failure to perform any representation,
            warranty, covenant or agreement on the part of Merger Subsidiary set forth in this Agreement shall have occurred that would cause any condition set forth in Section 9.03 hereof not to be satisfied, and such condition is incapable of being satisfied by Merger Subsidiary by the End Date; or

                 (ii) the Company shall have received from any Third Party an
            Acquisition Proposal which the Board of Directors or the Special Committee determines is more favorable to the Company Shareholders (even if the consideration to be received by the Company Shareholders for each Share may have less value than the Cash Merger Consideration) and the Board of Directors or the Special Committee determines in good faith (after consultation with outside legal counsel to the Company) that adopting or recommending such offer is reasonably likely to be required in the exercise of its respective fiduciary duties under applicable law.

            The party desiring to terminate this Agreement pursuant to this
Section 10.01 (other than pursuant to Section 10.01(a)) shall give notice of such termination to the other party.

            SECTION 10.02. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to Section 10.01 hereof, this Agreement shall become void and of no effect without liability of any party (or any stockholder, member, manager, director, officer, employee, agent, consultant or representative of such party) to the other party hereto. The provisions of Sections 8.05, this
Section 10.02 and Article 11 shall survive any termination hereof pursuant to
Section 10.01.


                                   ARTICLE 11

                                  MISCELLANEOUS


            SECTION 11.01. NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile transmission) and shall be given, if to Merger Subsidiary, to:

                  Heartland Springs Investment Company
                  c/o Heartland Industrial Partners, L.P.
                  55 Railroad Avenue
                  Greenwich, Connecticut  06830
                  Fax:  (203) 861-2722
                  Attn:  David A. Stockman

                  and
                  ---

                  Crandall C. Bowles
                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-1636

            with a copy to:

                  Cahill Gordon & Reindel
                  80 Pine Street
                  New York, New York  10005
                  Fax:  (212) 269-5420
                  Attn:  W. Leslie Duffy, Esq.
                         Jonathan A. Schaffzin, Esq.

                  and
                  ---

                  Wachtell, Lipton, Rosen & Katz
                  51 West 52nd Street
                  New York, New York  10019
                  Fax:  (212) 403-2228
                  Attn:  Elliott V. Stein, Esq.

            if to the Company, to:

                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-1636
                  Attn:  Chairman of Board

            with a copy to:

                  Springs Industries, Inc.
                  205 North White Street
                  Fort Mill, South Carolina  29715
                  Fax:  (803) 547-3766
                  Attn:  C. Powers Dorsett, Esq.

            and to:

                  The Special Committee of the Company
                  c/o Charles W. Coker, Chairman
                  Sonoco Products Company
                  1 North 2nd Street
                  Hartsville, South Carolina  29550
                  Fax:  (843) 339-6409
                  Attn: Charles W. Coker

            with a copy to:

                  Sullivan & Cromwell
                  125 Broad Street
                  New York, New York 10004
                  Fax:  (212) 558-3588
                  Attn:  Benjamin F. Stapleton, Esq.


or such other address or facsimile number as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m., and such day is a Business Day, in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

            SECTION 11.02. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties and agreements contained herein and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for the agreements set forth in Sections 2.03, 2.04, 2.05, 2.06, 2.07, 2.08, 2.10, 2.11, 7.01, 8.05 and Article 11.

            SECTION 11.03. AMENDMENTS; NO WAIVERS. (a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the approval of this Agreement by the Company Shareholders



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and without their further approval, no such amendment or waiver shall reduce the amount or change the kind of consideration to be received in exchange for any Converted Shares.

            (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

            SECTION 11.04. EXPENSES. (a) Except as otherwise provided in this
Section 11.04, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

            (b) If (i) this Agreement is terminated by Merger Subsidiary pursuant to Section 10.01(c), (ii) this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii), or (iii) any Third Party shall have made, proposed, communicated or disclosed an Acquisition Proposal in a manner which is or otherwise becomes public prior to the termination of this Agreement and this Agreement is terminated pursuant to Section 10.01(b)(i) or Section 10.01(b)(iii), the Company shall promptly upon request reimburse Merger Subsidiary, Heartland and the Family Shareholders for their reasonable and documented out-of-pocket expenses, including for legal counsel and investment advisors and for the reasonable and documented out-of-pocket expenses incurred by the Bank (including for its legal counsel) in connection with the Transactions and the other matters contemplated by this Agreement, and the financing thereof.

            SECTION 11.05. SUCCESSORS AND ASSIGNS. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of the other party hereto, except that Merger Subsidiary may transfer or assign, in whole or from time to time in part, to one or more of its Affiliates, the right to enter into the Transactions, but any such transfer or assignment will not relieve Merger Subsidiary of its obligations hereunder. Except as provided in Sections 7.01 and 11.04, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns.

            SECTION 11.06. GOVERNING LAW. The validity, construction and effect of this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of South Carolina, without giving effect to the principles of conflicts of law of such state.

            SECTION 11.07. JURISDICTION. Any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this

Agreement or the Transactions shall be brought in any federal court located in the State of South Carolina or any South Carolina state court, and each of the parties hereby consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 hereof shall be deemed effective service of process on such party.

            SECTION 11.08. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

            SECTION 11.09. COUNTERPARTS; EFFECTIVENESS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by the other party hereto.

            SECTION 11.10. ENTIRE AGREEMENT. This Agreement and the Confidentiality Agreement constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Exhibits and Schedules referred to herein are incorporated by reference herein and shall constitute a part of this Agreement.

            SECTION 11.11. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

            SECTION 11.12. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void, unenforceable or against its regulatory policy, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic and legal substance of the transactions contemplated hereby, taken as a whole, is not affected in a manner materially adverse to either party hereto.

            SECTION 11.13. SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in any federal court located in the State of South Carolina or any South Carolina state court, in addition to any other remedy to which they are entitled at law or in equity.

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                    SPRINGS INDUSTRIES, INC.


                                    By:   /s/ Crandall C. Bowles
                                         -----------------------------------
                                         Name:   Crandall C. Bowles
                                         Title:  Chairman and CEO


                                    HEARTLAND SPRINGS INVESTMENT COMPANY


                                    By:   /s/ David A. Stockman
                                         -----------------------------------
                                         Name:   David A. Stockman
                                         Title:  President











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